Patrick Rodgers, CPA, PA

309 E. Citrus Street

Altamonte Springs, FL 32701

March 13 , 2014

Securities & Exchange Commission

100 F Street NE

Mail Stop 6010

Washington, DC 20549

Dear Sir/Madam:

Monster Arts, Inc. has made available to me a copy of its Current Report on Form 8-K /A , dated March 13 , 2014 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

Patrick Rodgers, CPA, PA

Altamonte Springs, FL 32701